UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2010

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778247 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX

Item 1.01. Entry into a Material Definitive Agreement.

Capped Call Confirmations

On October 27, 2010, Virgin Media Inc. (the “Company”) entered into capped call transactions (the “Capped Call Confirmations”) with each of the following, severally and not jointly, in proportion to the percentages shown after their names, Bank of America, N.A. (40%), Goldman, Sachs & Co. (25%), The Royal Bank of Scotland plc (25%) and UBS AG, London Branch (10%) (each a “Hedge Counterparty,” and together the “Hedge Counterparties”) relating to the Company’s $1,000,000,000 aggregate principal amount of 6.50% convertible senior notes due 2016 (the “Notes”), issued pursuant to an indenture dated as of April 16, 2008.  The Capped Call Confirmations have an initial strike price of $19.22 per share of the Company’s stock (which is the conversion price provided under the terms of the Notes, subject to certain adjustments) and a cap price of $35.00 per share of the Company’s stock.  The Capped Call Confirmations relate to 90% of the aggregate principal amount of the Notes and are intended to offset a portion of the dilutive effects that would potentially be associated with conversion of the Notes at maturity.  The Capped Call Confirmations will permit the Company to receive from the Hedge Counterparties on November 15, 2016 the number of shares of the Company’s common stock (or in certain circumstances cash) with a value equal to the excess of (x) the value owed by the Company (up to the cap price of $35.00 per share) to Note investors pursuant to the terms of the Notes on conversion of up to 90% of the Notes over (y) the  aggregate face amount of such converted Notes.  Additionally, the Capped Call Confirmations provide for the cancellation or termination, in whole or in part, of the transactions contemplated thereunder in the case of earlier conversion of the Notes, repayment of the Notes, and certain extraordinary events, such as a change in control, nationalization, insolvency or delisting of the Company.  The Capped Call Confirmations also provide various mechanisms for settlement in the Company’s common stock and/or cash in certain circumstances, based on the settlement method elected for the Notes.  The $35.00 capped price is subject to adjustment under certain circumstances.

The Capped Call Confirmations do not alter the terms of the Notes, or noteholders’ rights thereunder, nor do they alter the maturity date of November 15, 2016 for the Notes.  Rather they are intended to have the equivalent effect from the Company’s perspective, in respect of up to 90% of the Notes, of raising the stock price at which the Company could incur economic dilution from $19.22 per share, the initial conversion price of the Notes, to $35.00 per share, the cap price per share established pursuant to the Capped Call Confirmations.  However, if the Notes are converted when the market price of the Company’s common stock exceeds $35.00 per share, the shares that the Company is required to deliver to the noteholders upon conversion will not be fully offset by delivery to the Company of shares by the Hedge Counterparties. The cost to the Company in pounds sterling of the Capped Call Confirmations, which will be paid in the fourth quarter of 2010, will depend on the market price of the Company’s common stock during a hedging period and foreign exchange rate movements.  For example, if the average stock price was $24.00 per share during the relevant hedging period (which is in the range of recent trading), the cost of the Capped Call Confirmations would be approximately £190 million (assuming an exchange rate of £1.00 = $1.58).

In connection with establishing their initial hedge of the Capped Call Confirmations, the Hedge Counterparties have advised the Company that they, or their affiliates, expect to purchase shares of the Company’s common stock and/or enter into derivative transactions with respect to the Company’s common stock during a hedge period immediately following the date of the Capped Call Confirmations.  In addition, the Hedge Counterparties have informed the Company that they and their affiliates are likely to modify their hedge positions by purchasing or selling shares of the Company’s common stock or other of the Company’s securities (including the Notes) in secondary market transactions and/or entering into or unwinding various derivative transactions with respect to the Company’s common stock during the remaining term of the Notes, and are likely to do so during the observation period relating to conversion of the Notes.  This activity could also affect the market price of the Company’s common stock or the value of the Notes, which could affect a noteholder’s ability to convert the Notes and, to the extent the activity occurs during the observation period relating to conversion of the Notes, it could affect the number of shares and the value of the consideration that a noteholder will receive upon conversion of the Notes.

The description of the Capped Call Confirmations in this report is a summary and is qualified in its entirety by the terms of the form of Capped Call Confirmation filed as Exhibit 10.1 to this report.

Amendment to Rights Agreement

On October 27, 2010, the Company also amended certain provisions of the Rights Agreement dated as of March 25, 2004, between the Company and The Bank of New York Mellon, in order to facilitate execution of the transactions contemplated pursuant to the Capped Call Confirmations.  Under the terms of that amendment, subject to compliance by a Hedge Counterparty with certain covenants, shares of common stock acquired by that Hedge Counterparty, and derivative transactions entered into by that Hedge Counterparty that will have the same economic effect as ownership of common stock, in each case for purposes of hedging its economic exposure under the Capped Call Confirmations, will not be taken into account for purposes of determining if that Hedge Counterparty or any of its affiliates has become an “Acquiring Person” as defined in the Rights Agreement.  A copy of this amendment is filed as Exhibit 4.1 to this report.  Similarly, the Company’s Board of Directors has resolved that the same acquisitions and derivative transactions should not be taken into account for purposes of determining if that Hedge Counterparty is an “interested stockholder” for purposes of the business combination provisions under Section 203 of the Delaware General Corporation Law.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

4.1            Amendment No. 3, dated as of October 27, 2010, to the Rights Agreement, dated as of March 25, 2004, between Virgin Media Inc. and The Bank of New York Mellon.

10.1     Form of Capped Call Confirmation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2010	VIRGIN MEDIA INC.

	By:	/s/ Scott G. Dresser
Scott G. Dresser
Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
4.1	Amendment No. 3, dated as of October 27, 2010, to the Rights Agreement, dated as of March 25, 2004, between Virgin Media Inc. and The Bank of New York Mellon.
10.1	Form of Capped Call Confirmation.